Exhibit 77C

Item 77C - Scudder Money Market Fund, Scudder Government Money Fund and Scudder Tax-Exempt Money Fund, each a series of SCUDDER MONEY FUNDS
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The Proxy Statement on Schedule 14A for Scudder Money Market Fund, Scudder
Government Money Fund and Scudder Tax-Exempt Money Fund, each a series of Scudder Money Funds (File No. 811-2527), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 21, 2002.